UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 25, 2013

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)           On March 25, 2013, Gregory A. Lohnes resigned as Chairman of the Board and a member of the Board of Directors of TC PipeLines GP, Inc. (the “General Partner”), the general partner of TC PipeLines, LP (the “Partnership”), effective March 25, 2013.   Mr. Lohnes will continue in his role as Executive Vice-President, Operations and Major Projects of TransCanada PipeLines Limited, the indirect parent company of the General Partner and a wholly-owned subsidiary of TransCanada Corporation (“TransCanada”).

Also on March 25, 2013, by stockholder resolution, Karl Johannson was appointed as a member of the Board of Directors of the General Partner and, by resolution of the Board of Directors, as Chairman of the Board of the General Partner.  Mr. Johannson’s principal occupation is Executive Vice-President and President, Natural Gas Pipelines of TransCanada, a position he has held since November 2012.  He is responsible for TransCanada’s natural gas pipelines and regulated natural gas storage business in Canada, the U.S. and Mexico.  Prior to that, he was Senior Vice-President, Canadian and Eastern U.S. Pipelines.  Mr. Johannson has been with TransCanada for 23 years.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	TC PipeLines, LP News Release dated March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon A. Dobson Jon A. Dobson Assistant Secretary

Date:  March 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of TC PipeLines, LP, dated March 25, 2013.